EQUITY INCENTIVE PLAN
NOTICE OF AWARD OF
NON-QUALIFIED STOCK OPTIONS
DATED APRIL 26, 2006 ("DATE OF GRANT")

Harleysville Group Inc. ("Company"), acting by and through the Compensation & Personnel Development Committee of the Board of Directors ("Committee"), makes an award of ______ Non-Qualified Stock Options ("Option”) to ____________ (“Employee”) to purchase Common Stock of the Company ($1.00 par value) at the price of $_____per share (without commission or other charge) pursuant to the terms and conditions of the Harleysville Group Inc. Equity Incentive Plan ("Plan"), in order to effectuate the purposes of the Plan as stated therein, the terms of which are incorporated by reference and made a part of this Notice. All capitalized terms shall have the meaning set forth in the Plan.

I.     PERIOD OF EXERCISABILITY

1.1 - Commencement of Exercisability
(A)	Except as provided in Section 1.1(B) below, the Option shall become exer-cisable in three (3) cumulative installments as follows:
(1)
The first installment shall consist of thirty-three and one-third percent (33 1/3%) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

(2)
The second installment shall consist of thirty-three and one-third percent (33 1/3%) of the shares covered by the Option and shall become exercisable on the second an-niversary of the date the Option is granted.

(3)
The third installment shall consist of thirty-three and one-third percent (33 1/3%) of the shares covered by the Option and shall become exercisable on the third anniversary of the date the Option is granted.

(B)
The Option shall immediately become exercisable without regard to Sections 1.1(A)(1), 1.1(A)(2) and 1.1(A)(3) above in the case of Retirement, death or Disability, provided that no Option shall be exercisable prior to six months after the Date of Grant, unless Section 1.4 is applicable.

(C)	No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.
1.2 - Duration of Exercisability

The installments provided for in Section 1.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 1.1 shall remain exercisable until it becomes unexercisable under Section 1.3.

1.3 - Expiration of Option
The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(A)	As of 5:00 p.m. on the tenth anniversary of the Date of Grant of the Option; or
(B)	As of 5:00 p.m. on the thirtieth day after the Employee's Termination of Employment except on account of Retirement, death or Disability; or
(C)	As of 5:00 p.m. on the first anniversary of the date of the Employee's death or Disability, as defined in the Plan; or
(D)
As of 5:00 p.m. on the second anniversary of the date of the Employee’s Retirement; provided, however, that if the date of the Employee’s Retirement occurs after the Employee has attained the age of 62, the period for exercise of the option shall expire at 5:00 p.m. on the fifth anniversary of the date of Retirement.

For purposes of this section, an employee is eligible for Retirement if the Employee has attained the age of 55 and has at least 10 years of continuous service or has attained the age of 62 and has at least 5 years of continuous service.

1.4 - Rights Upon a Change in Control
In the event of a Change in Control as defined in the Plan, notwithstanding any other restrictive provisions herein, an Option shall become exercisable immediately.

II.     EXERCISE OF OPTIONS

2.1 - Non-Qualified Stock Options

No Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 2.1 shall not prevent transfers by will or the laws of descent and distribution.

2.2 - Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 1.3; provided, however, that each partial exercise shall be for whole shares only.

2.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 1.3:

(A)	Notice in writing signed by the Employee or transferee stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee;
(B)	Full payment for the shares with respect to which such Option or portion is exercised, made as follows:
(1)	payment in check or electronic funds transfer; or
(2)
shares of the Company's Common Stock owned by the Employee duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised or attestation of ownership; or

(3)	by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or
(4)	any combination of the consideration provided in the foregoing subparagraphs (1), (2) and (3);

If payment is made under Section 2.3(B)(3), such notice may instruct the Company to deliver shares due upon the exercise of the Option to a registered broker or dealer, if any, designated by the Employee ("Designated Broker") in lieu of delivery to the optionee. Such instructions must designate the account into which the shares are to be deposited.

(C)	A written representation in the notice of exercise that the Employee:
(1)	acknowledges that issuance of certificates may be governed by the restrictions set forth in the Plan and this Notice;
(2)
is aware that the Securities Act of 1933, as amended, and the regulations and requirements of the Securities and Exchange Commission thereunder, may impose limitations on the resale of said shares and that any resale of said shares will be made in compliance with said Act and said regulations and requirements; and

(3)	further affirms that he or she accepts the terms and conditions of the option as described in the Notice of Award of Stock Options.
(D)
Full payment to the Company of all amounts, which, under federal, state or local law, it is required to withhold upon exercise of the Options. An Employee may surrender shares already owned or forego delivery of shares due as a result of an option exercise in order to pay for taxes to be withheld to the extent there is no adverse accounting impact to the Company.

2.4 - Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. Nevertheless:

(A)
unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Employee under the Plan unless the Employee represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act;

(B)	any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate; and
(C)
the Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed and until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

2.5 - Rights of Shareholder

The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

III.     ADJUSTMENTS

In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted proportionately (or otherwise by the Board of the Company), and unless inappropriate, the number of shares and option price of outstanding stock options shall be similarly adjusted. Also, in instances where another business entity is acquired by the Company or its Parent, and the Company or its Parent has assumed outstanding employee options grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Board of the Company. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to give proper effect to such event.

IV.     MISCELLANEOUS

4.1 - Administration
The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:
(A)	to interpret the Plan;
(B)	to determine the employees to whom awards should be made under the Plan;
(C)	to determine the type of awards to be made and the amount, size and terms of each such award;
(D)	to determine the time when the awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;
(E)	to prescribe, amend and rescind rules and regulations relating to the Plan; and
(F)
to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations including those laws and regulations regarding deductibility from income under the Code and exemption under §16 of the Exchange Act, or by the rules and regulations of a national securities exchange or the NASDAQ NMS.

The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders and the persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such action of a ministerial nature, including the preparation of award documents to Employees, as shall be necessary to effectuate the intent and purposes thereof.

4.2 - No Right of Continued Employment

Nothing in this Notice or in the Plan shall confer upon the Employee any right to continue in the employ of the Company, its Parent or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent, or its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

4.3 - Shares To Be Reserved
The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Notice.
4.4 - Notices

Any notice to be given under the terms of this Notice to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the most recent address on file with the Company. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.5 - Titles
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Notice.

I hereby certify that the foregoing Award on the foregoing terms and conditions has been authorized by the Compensation & Personnel Development Committee of the Board of Directors of Harleysville Group Inc.

HARLEYSVILLE GROUP INC.

Robert A. Kauffman

I acknowledge receipt of a copy of this Notice of Award and have read, understand and accept its term and conditions.

Date:
Employee
Social Security Number